NEITHER THE ISSUANCE NOR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERD UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (1) IN THE ABSENCE OF (a) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SLECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECUTITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

ROCKY MOUNTAIN HIGH BRANDS lNC.

CONVERTIBLE PROMISSORY NOTE

Up to $500,000 (U.S.) October 13, 2005

(“Principal”) (“Effective Date”)

FOR VALUE RECEIVED, Rocky Mountain High Brands Inc., a Nevada Corporation, (formerly named, Totally Hemp Crazy Inc.), its assigns and successors (the "Company'), hereby promises to pay to Roy Meadows, an individual, with an address of 207 Jasmine Lang, Longwood, Florida 32779, or his successors or assigns (the "Holder”) in immediately available funds, the total principal sum of up to Five Hundred Thousand Dollars ($500,000 U.S.), in accordance with the terms of this Demand Convertible Promissory Note (this “Note”). The principal hereof and any unpaid accrued interest thereon shall be due and payable upon demand by Holder in accordance with Section 1, below (unless such payment date is accelerated as provided in Section 11 hereof). Payment of all amounts due hereunder shall be made at the address of the Holder provided for in Section 13 hereof. Interest on the unpaid principal balance of this Note shall accrue from the date funds have been advanced and shall continue to accrue until all unpaid principal, interest and fees are paid in full. Interest shall be ealculated at the rate of twelve percent (12%) per annum. This Note is issued pursuant to exemptions from registration under the Securities Act of 1933 of the United States, as amended.

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.

I. DEMAND LOAN. At such times as the Company and Holder shall agree in writing, and in amounts and for expenditures for which the Company has submitted prior written request to the Holder, who in his sole opinion and judgment may agree to provide the company with additional funding, Holder, subject to funds availability, will loan the Company the principal sum of up to $500,000 (US) for business investment purposes or such other purposes as approved solely in the judgment of the Holder. Each such loan by the Holder to the Company shall be referred as a “Loan Advance”, and the total of all Loan Advances, will be recorded as made by the Holder and entered on Exhibit A. Holder shall maintain approporate documentation specific to each Loan Advance as made. Company shall provide Holder with written documentation detailing the use of each Loan Advance to the Holder's satisfaction, in his sole judgment prior to any submission of any subsequent request for a Loan Advance. This Note does not obligate the Holder to loan any money to the Company, but is meant to govern the terms of any money the Holder does loan the Company.

Holder may demand repayment of all amounts loaned to the Company through the date of its repaymcnt request plus interest, at any time upon thirty (30) days written notice to the Company after one (I) year from the Affective Date (the"Maturity Date").

2. PREPAYMENT. Before the Maturity Date, the Company may, at its option, at any time and from time to time, prepay all or any part of the outstanding balance of this Note (the "Prepayment" or "Prepayments") and such Prepayment shall pay accrued interest on the principal first, if any, before payment of principal. Prior to making such payment(s) the Company is required to provide the Holder with advance written notice of such intent to make such Prepayment(s) of not less than ten (10) business days (the "Prepayment Advance Notice Period") before stich Prepayment(s). The Company has the absolute right to make such Prepaymcnt(s) at any time prior to the expiration of twelve months from the Effective Date, or the Maturity Date with no penalty, and Holder shall have no conversion rights on any Prepayment(s) made before the completion of twelve months from the Effective Date, so long as there are no uncured material defaults by Company.

3. RENEWAL.

(a) The Company may renew this Note upon not less than thirty (30) days advance written notice to the Holder prior to the Maturity Date, wherein the granting of such renewal shall be at the sole option and discretion of the Holder (the "Renewal"). The Company shall pay the Holder a "Renewal Fee"on the date the renewal (the"Renewal Date"), of ten percent (10%) of the stated outstanding balance of the Note including principle, interest, accrued fees and penalties, through the Renewal Date. Holder, at its sole option and discretion, may allow the Company, or its successors or assigns, to add the Renewal Fee to the outstanding and unpaid balance of this Note of principal and interest, fees and penalties wherein the amount of such Renewal Fee, as carried forward unpaid shall be added directly to the outstanding principal, on which interest, fees and penalties is calculated and accrued.

(b) In order to effect the renewal of this Note, Holder may, as his sole option, require the Company to pay any Renewal Fee on any Mturity Date or extension thereof in cash, which cash payment shall be paid within three (3) business days of any Maturity Date or extension thereof. Should the Company renew this Note upon not less than thirty (30) days advance written notice to the Holder piror to the Maturity Date and fail to make said payment as a condition of said renewal, this Note shall become immediately in Default and any and all default provisions shall apply (Cf. Section 11).

(c) Should the Holder refuse to renew this Note, or should the Company fail to request a Renewal option not less than thirty (30) days advance written notice to the Holder. the outstanding balance of the Note, including principal, accrued and unpaid interest and fees, shall be due and payable on its Maturity Date to the Holder. Should the Company not make payment in full of the outstanding balance of the Note by the Maturity Date said nonpayment shall constitute an event of default per Section 11, "Default", and the Company shall pay the Holder a penalty, in addition to applicable continuing interest due calculated based on the Default Interest Rate (Cf. Section II),(the "Default lnterest"), of Five Hundred dollars; ($500.00 U.S.) per calendar day following the Maturity Date plus Default Interest on said five hundred dollars ($500.00 U.S.) per calendar day, until such time as the Note, including all principal , accrued and unpaid interest including Default interest, fees and penalties, and any and all costs of collection of any outstanding unpaid balance of the Note (including, but not limited to, attomey’s fees and related costs). are paid in full.

4. APPROVAL OF CORPORATE CHANGES AND CHANGES IN SHARE STRUCTURE. Until this Note is paid in full, including all outstanding loan amounts, interest and fees and penalties (if any), or converted (see Section 7 below), the Company must have written advance approval from the Holder before (i) amending its Articles of Incorporation or Bylaws, or changing its place of domicile, (ii) initiating or making any changes in its capital stock structure in form or content, including, but not limited to, changes in its type/class and quantity of authorized shares or changes in any class of shares designations or preferences, (iii) increases for any reason in its total number of shares of any class that are issued and outstanding,

(iv) any issuance of shares in connection with a merger or acquisition, (v) the authorization of additional stock classes, or the rescinding of any stock classes, (vi) issuing any stock grants to any employee or consultant for any reason or issuing any employee stock options, including the adoption of any employee stock option plan(s), (vii) issuing any common or preferred stock purchase warrants or options for any reason, including any connected or related to any funding agreements for the benefit of the Company, (viii) issuing, selling, transferring, or pledging, any of its capital stock, (ix) executing any form of convertible debt installment, including, but not limited to, convertible debentures or convertible notes, (x) engaging in any funding mechanism with any third party which involves the simultaneous or future issuance of capital stock or warrants or option, including any "504" or similar capital formation subscription agreements, and (xi) instituting any capital stock forward or reverse split (The "Changes in Capital Stock Structure'') Failure to obtain such written approval of the Holder for any reason on the above shall constitute an Event of Default (as hereinafter defined).

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5. TRANSFERABILITY. This Note shall not be transferred, pledged, hypothecated, or assigned by the Company without the express written consent of the Holder. In the event any third party acquires a controlling interest in the Company or acquires substantially all of the assets of the Company (a "Reorganization Event''), this Note will survive and become an obligation of the party that acquires such controlling interest or assets. In the event of a Reorganization Event the Company agrees to make the party that acquires such controlling interest or assets, aware of the terms of this Section and this Note. This Note, in whole or in part, may be transferred, pledged, hypothecated, or assigned by the Holder in its sole option and discretion, the "Transfer", and all rights to the Conversion of this Note (as hereinafter defined); shall likewise be transferred, pledged, hypothecated, or assigned, in whole or in part, by the Holder in its sole option and discretion upon such Transfer.

6. COIVVE/ISION OF PROMISSORY NOTE.

(a) Converson Rights; Conversion Dates; Conversion Price. At any time after the completion of twelve (12) months from the Effective Date, the Holder, at his sole option, shall have the right to convert the outstanding principal amount of this Note, or any portion of the principal amount hereof, and any accrued interest, in whole or in part, into shares of the common stock of the Company or any of its subsidiaries (a “Conversion”).Any such Conversion shall be first of principal, and then of interest outstanding n the Note. The hHolder shall provide the Company with written notice of any Conversion (the “Conversion Notice”) within five (5) business days of the date of Holder’s verbal or written advice to the Company that the Holder executing said Conversion (the “Conversion Date”), in a form similar or identical to Exhibit B attached hereto. The Company agrees in advance to any such Conversion, as evidenced by the “Unanimous Consent of the Board of Directors” of the Company attached hereto as Annex 1, in whole or in part at any time by the Holder until all outstanding principal and interst of this Note is paid in full, including any additional amounts due under Default or an Event of Default. Failure on the part of the Company to effectuate any Conversion, in the Holder’s sole option and discretion, shall be deemed a Default or Event of Default of this Note. Any amount so converted will be converted into common stock at a conversion price per share of $0.02 per share (the “Conversion Price”). Such shares of commons tock to be issued from such Conversion shall be referred to herein as the “Conversion Shares”.

(b) Method of Conversion.

(i) Notwithstanding anything to the contrary set forth herein, upon Conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless the entire unpaid principal and interest of this Note is so converted. Rather, records showing the amount of this Note converted (or otherwise repaid) and the date of such conversion or repayment shall be maintained on a ledger substantially in the form of Annex 2 attached hereto (a copy of which shall be delivered to the Company with each Conversion Notice). It is specifically contemplated that the Company's counsel shall act as the calculation agent for conversions and repayments. In the event of any dispute or discrepancies, such records maintained by the Company shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Note, acknowledges and agrees that, by reason of the provisions of this paragraph, following a conversion of a portion of this Note, the amount of indebtedness will be the amount specified on Annex 2, including principal, interest, fees and penalties.

(ii) The Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of common stock or other securities or property on conversion of this Note in a name other than that of the Holder (or its street address), and the Company shall not be required to issue or deliver any such shares or either securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder's account) requesting the issuance thereof, shall have paid to the Company the amount of any such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(iii) Upon receipt by the Company of a Conversion Notice, the Holder shall be deemed to be the holder of record of the common stock issuable upon such Conversion, the outstanding principal amount, the amount of accrued and unpaid interest, on this Note shall be reduced to reflect such Conversion, and, unless the Company defaults in its obligations under this Section, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Conversion Shares or other securities, cash or other assets, as herein provided, on such Conversion. If the Holder shall have given a Conversion Notice as provided herein, the Company's obligation to issue and deliver the certificates for the Conversion Shares shall be absolute and unconditional, irrespective of the absence of any action by the. Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action by the Holder to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the Holder of record, to any setoff, counterclaim, recoupment, limitation, or termination, or any breach or alleged breach by the Holder of any obligation to the Company, and irrespective of any other alleged breach by the Holder of any obligation to the. Company, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such Conversion.

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(iv) The Conversion Shares are to be issued by the Company’s transfer agent via express courier to the Holder within five (5) business days from the Company’s receipt of the Conversion Notice (The “Delivery Date”). Upon receipt of the Conversion Notice, the Company will immediately issue an instruction letter with all supporting documentation, as required by law, to facilitate the issuance of the Conversion Shares by the Delivery Date. The Company will bear all costs related to the issuance of the Conversion Shares, including all cost of obtaining an attorney’s opinion letter regarding the Conversion, and the overnight delivery of the Conversion Shares, and shall maintain adequate authorized capital stock, in type and quantity, at all times until this Note is paid in full, to, or fully converted by, the Holder, in order to facilitate the terms and conditions of this Section 6. Any failure of the Company to comply with the provisions of these paragraphs shall be deemed by the Holder an Event of Default under this Note.

(v) All Conversion Shares to be issued are to be fully-paid, non-assessable, and lawfully issued by the Company. The Conversion Shares are to be freely transferrable on the books and records of the company as to the extent provided in this Note and applicable law.

(vi) The Company understands that a delay in the delivery of the Conversion Shares upon proper conversion of this Note beyond the Delivery Date could result in economic loss to the Holder. If in the sole judgment of the Holder the Company intentionally fails to deliver to the Holder the Conversion Shares by the Delivery Date (except where such failure is a result of an improper conversion notice due to Holder’s good faith conversion notice error or a breach of contract by the Holder in either case the Company shall notify the Holder of any issues in honoring a conversion via email within 6 business hours of receiving a conversion notice via email), the Company shall pay to the Holder, in cash, an amount per Trading Day for each Trading Day until such certificates are delivered, starting with Delivery Date, together with interest on such amount at a rate of twelve percent (12%) per annum, accruing until such amount and any accrued interest thereon is paid in full, equal to $500 per day (which amount shall be paid as liquidated damages and not as a penalty). Nothing herein shall limit the Holder’s right to pursue actual damages for the Company failure to deliver any Conversion Shares upon conversion within the period specific herein ad the Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief). Notwithstanding anything to the contrary contained herein, the Holder shall be entitled to withdraw a Conversion Notice, and upon such withdrawal the Company shall only be obligated to pay the liquidated damages accrued through the date the Conversion Notice is withdrawn. “Trading Day” shall mean any day on which the Common Stock is traded for any period on the OTC or on any principal securities exchange or other securities market on which the Common Stock is then being traded. If the Issuer’s Common stock is chilled for deposit at the Depository Trust and Clearing Company (a “Deposit Chill”) and/or becomes chilled at any point while this Agreement remains outstanding an additional ten percent (10%) discount will be attributed to the Conversion Price defined hereof provided, however, that the Holder, in its sold judgment, decides such Deposit Chill is not an Event of Default. If the Company is unable to issue any shares under this provision due to the fact that there is an insufficient number of authorized and unissued shares available, the Holder promises to not force the Company to issue these shares or trigger an Event of Default, provided that the Company takes immediate steps required to get the appropriate level of approval from shareholders or the board of directors, where applicable to raise the number of authorized shares to satisfy the Notice of Conversion; failure to complete such an increase in authorized shares within fifteen calendar days, in the Holder’s sole judgment, may be deemed an Event of Default.

(vii) In addition to any other rights available to the Holder, if the Company intentionally fails to cause it’s transfer agent to transmit to the Holder any of the Conversion Shares issuable upon conversion of this Note on or before the Delivery Date (except where such failure is a result of an improper conversion notice due to Holder’s good faith conversion notice error or a breach of contract by the Holder in either case the Company shall notify the Holder of any issues in honoring a conversion via email within 6 business hours of receiving a conversion notice via email), and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Common Stock issuable upon conversion of this Note which the Holder anticipated receiving upon such conversion (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holders total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Common Stock issuable upon conversion of this Note that the Company was required to deliver to the Holder in connection with the conversion at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Note and equivalent number of shares of Common Stock for which such conversion was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its conversion and deliver obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonable requested by the Company. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver any Conversion Shares upon conversion of this Note as required pursuant to the terms hereof.

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(viii) In case at any time or from time to time after the Effective Date, the Company undergoes and “Change in Capital Stock Structure”, pursuant to the preceding Section 4, which has the effect of diluting in any way the number of Conversion Shares that may be issued hereunder, the total number of Conversion Shares that may be issued under this Note shall be adjusted upward in direct proportion to the number of shares of the Company’s capital stock issued and outstanding on a fully diluted basis, including, but not limited to, any adjustment for the number of shares of common stock of the Company which may be issued from an issuance of preferred stock. If at any time, the Company, its successors or assigns, implements any capital stock reverse split, such reverse split shall have no effect on reducing the number of Conversion Shares that may be issued under this Note, which may not become less.

7. PRE-EMPTIVE RIGHT/ANTIDILUTION. The Conversion Shares of the Company shall be covered by a pre-emptive right (the “Pre-emptive Right”) wherein the percentage ownership of the Conversion Shares as calculated as a percentage from the Effective Date may not be diluted in any way by any action or issuance of The Company as long as the Holder, his successors or assigns, retains a right to title to them. At the time of issuance of the Conversion Shares, the Company will take all actions necessary and appropriate, including, but not limited to, amendment of its corporate charter, to assure the written issuance of this Pre-emptive Right covering the Conversion Shares, and the subsequent issuance of additional common stock of the Company which would sustain the Holder’s, his successor’s, or assign’s percentage ownership of the Company as represented by the Conversion Shares.

8. CONVERSION LIMITATION. Notwithstanding Section 6 above, neither to the Holder nor the Company may convert any outstanding amounts due under this Note if at the time of such conversion the amount of common stock issued for the conversion, when added to other shares of the Company common stock owned by the Holder or which can be acquired by Holder upon exercise or conversion of any other instrument, would cause the Holder to own more than nine and ninety-nine tenths percent (9.99%) of the Company’s outstanding common stock (the “Ownership Limitation”), which Ownership Limitation shall be reduced to four and ninety-nine tenths percent (4.99%) of the Company’s outstanding common stock should the Company become a Reporting Company as defined as an issuer with a class of securities registered under Section 12 or subject to Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is subject to the periodic and current reporting requirements of Section 13 or 15(d) of the Securities Exchange Act and is thereinafter referred to as a SEC “Reporting Company.” The restriction described in this paragraph may be revoked upon sixty-one (61) days prior to notice from Holder to the Company.

9. CONVERSION PRICE ADJUSTMENTS. In the event the Company should at any time after the date hereof do either of the following: i) fix the record date for the effectuation of a split or subdivision of the outstanding common stock of the Company, or ii) grant the holders of the Company’s common stock a dividend or other distribution payable in additional shares of common stock without the payment of any consideration by such holder for the additional shares of common stock (“Stock Adjustment”), then, as of the record date (or the date of such Stock Adjustment if no record date it fixed), the conversion price of this Note shall be appropriately adjusted so that the number of shares of common stock issuable upon conversion of the Note shall by adjusted in proportion to such change in the number of outstanding shares in order to ensure such Stock Adjustment does not decrease the conversion value of this Note.

10. SECURITY. At the sole opinion of the Holder and at any time from the Effective Date until the outstanding balance of this Note, including all principal, accrued and unpaid interest including Default interest, fees and penalties, and any and all costs of collection of any outstanding unpaid balance of this Note (including, but not limited to, attorney’s fees and related costs), are paid in full, this Note may be secured in an amount equal to the Principal and Interest due by the Maternity Date by “(a)” or “ (b)”, or both “(a)” and “(b)” that follow (the “Securitizations”):

(a) The filing of a UCC-1 Financing Statement by the Holder against all assets of the Company (the “Collateral”). (The “UCC-1 Filing”) The Company agrees to have its attorney prepare such UCC-1 Filing, which shall be reviewed in form and content by the Holder prior to the Company having it filed in the appropriate venue. The Company agrees to pay all fees, including attorney and paralegal fees and expenses, connected with the UCC-1 Filing, and will provide the Holder with proof of the UCC-1 Filing, to its sole satisfaction, within fifteen (15) business days of the signing of this Note. For the duration of this Note, the Company shall be responsible for updating the UCC-1 Filing as required by law, but not less than every six (6) months, and for filing and all such continuation statements with the appropriate authorities. The Company understands that it may not use the Collateral to secure any additional agreements, security or otherwise, and that any release of any or all of the Collateral for securing other agreements is at the sole option of the Holder. Company acknowledges that the Holder has first priority in payment of this Note over any and all other creditors, whether in cash or seizure of Collateral, and as such this Note cannot be subordinated to any other debt, or financing instrument without the express written consent of the Holder. Failure by the Company to adhere to the preceding provisions of this paragraph shall be an Event of Default of this Note, and any and all obligations of the Holder to the Company, including those obligations for subsequent Loan Advances, in the Holder’s sole discretion and judgment, will cease.

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(b) Per attached Annex 4, a “Guaranty and Security Agreement” which shall include, but not limited to, the aforementioned UCC-1 Financing Statement, plus a personal “guaranty” between the Holder and the principal control persons and/or majority shareholder(s) of the Company in which such “guarantor” guarantees payment in full of the Note in the event of Default.

(c) Should the Company or its control persons and/or majority shareholder(s) fail within five (5) business days, to execute any and all documents connected to or related to any Securitization required by the Holder, this Note shall be immediately in Default (Cf. Section 11), whether or not the Holder provides written notice thereof to the Company and or/its control persons and/or majority shareholder(s); and any and all provisions of the Section “Default” shall immediately be in effect, until such a time as the Holder, in his sole judgment, advises the Company in writing, and/or its control persons and/or majority shareholder(s), that said Default has been cured.

(d) Not withstanding anything contained herein to the contrary, should Holder desire the Securitizations or other security documents, Holder shall provide to Company not less than 15 business days written notice to prepare and file said documents.

11. DEFAULT. The occurrence of any one of the following events shall constitute a Default or an Event of Default:

(a) The non-payment, when due, of any principal or interest pursuant in this Note;

(b) The material break of any representation or warranty in this Note or any document connected thereto or the terms and conditions of any Section of this Note, including, but not limited to, Section 4, Section 6 or Section 10. In the event the Holder becomes aware of a breach of this Section 11(b), the absolute determination of the existence of such breach being in the sole judgment of the Holder, the Holder shall notify the Company in writing of such breach and the Company shall have five business days after notice to cure such a breach;

(c) The breach of any covenant or undertaking, not otherwise provided for in this Section 11, or any failure on the part of the Company to fulfill its obligations under Section 25, “Further Assurances”, or to any failure on the part of the Company, its officers, directors and majority shareholders to execute any documents connected or related to the protection of the interests of the Holder as stated or implied under this Note;

(d) The commencement by the Company of any voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or the adjudication of the Company as insolvent or bankrupt by a decree of a court of competent jurisdiction; or the petition or application by the Company for, acquiescence in, or consent by the Company to, the appointment of any receive or trustee for the Company or for all or a substantial part of the property of the Company; or the assignment by the Company for the benefit of creditors; or the written admission of the Company of its inability to pay its debts as they mature; or

(e) The commencement against the Company of any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, receivership, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, provided, however, that the commencement of such a proceeding shall not constitute an Event of Default unless the Company consents to the same or admits in writing the material allegations of same, or said in proceeding shall remain un-dismissed for 20 days; or the issuance of any order, judgment or decree for the appointment of a receiver or trustee for the Company or for all or a substantial part of the property of the Company, which order, judgment or decree remains un-dismissed for 20 days; or a warrant of attachment, execution, or similar process shall be issued against any substantial part of the property of the Company; or

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(f) If applicable and at the sole opinion of the Holder, the failure of the Company to obtain and maintain a “Current Information” rating on OTCMarkets.com on a contiguous basis at all times until this Note is paid in full.

(g) From and after the commencement of trading, listing or quotation of the Company’s common stock on the OTC or any principal securities exchange (its “Principal Market”), provided that the Company has not been acquired by another entity, an event resulting in its common stock no longer being traded, listed or quoted on its Principal Market, any failure to comply with the requirements for continued quotation on its Principal Market; or notification from the Principal Market that the Company is not in compliance with the conditions for such continued quotation and such non-compliance continues for ten (10) trading days following such notification.

(h) If the Company’s common stock is chilled for deposit at the Depository Trust and Clearing Corporation (a “Deposit Chill”) at any time while this Note remains outstanding and there is any outstanding balance remaining unpaid on this Note including principal, interest, fees and penalties.

(i) Any cessation of the operations for the Company.

Notwithstanding anything contained herein to the contrary, Holder shall give written notice to the Company of any Default, Event, of Default or alleged default, and shall give the Company twenty (20) business days to cure the default. Holder shall agree to any reasonable written requests by the Company to extend the cure period.

Upon the occurrence of any Default or Event of Default, the Holder, may by written notice to the Company, declare all or any portion of the unpaid principal amount due to Holder, together with all accrued interest, fees and penalties thereon, immediately due and payable (the thirty (30) day notice period in Section 1, above, will not applicable in the case of an Event of Default), in which event it shall immediately be and become due and payable; provided that upon the occurrence of an Event of Default as set forth in paragraph (d) or paragraph (e) hereof, all or any portion of the unpaid principal amount due to Holder, together with all accrued interest, fees and penalties thereon, shall immediately become due and payable without any such notice.

In the event that Holder at its sole discretion elects to allow the Company to continue with repayment of the principal, interest, fees and penalties on this Note after an Event of Default, the interest rate on the unpaid principal of this Note will change to the maximum of (i) twenty-five percent (25%), or (ii) the highest interest rate allowable under Florida law for loans of this amount and type (the “Default Interest Rate”). In the event of any changes under Florida law relating to the increases or decreases of allowable interest rates, this Note will be changed to the highest amount allowable under the Florida law without notification or further ratification. As of the date of Default or any Event, assuming the Holder allows reinstatement or continuation of this Note, the Default Interest Rate shall become the new rate of interest on this Note retroactive to the Effective Date of the making of the Note.

Any payments that the Holder allows under this section shall be made through a wire transfer of funds or Certified Check.

Upon the occurrence of any Default or Event of Default, the Holder at its sole discretion may elect to immediately, or any time, convert the outstanding principal amount of this Note, or any portion of the principal amount hereof, and any accrued interest, fees or penalties, in whole or in part, into shares of the common stock of the Company. Any amount so converted upon the occurrence of any Default or Even of Default will be converted into common stock at a conversion price which is fifty percent (50%) lower than the Conversion Price specified in Section 6, “Conversion of Promissory Note”, subsection (a), “Conversion Rights; Conversion Dates; Conversion Price.”

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12. FILINGS. The Company shall make in a timely manner all necessary Securities and Exchange Commission (“SEC”) and State “Blue Sky” filing required to be made by the Company in connection with this Note as required by all applicable laws, and shall provide a copy thereof to the Holder promptly after such filing. If applicable, the Company agrees to post all information required by pink OTC Markets, Inc. (“Pink Sheets”) on a contiguous basis in order to obtain a Pink Sheets rating acceptable to the Holder in its sole discretion, which said rating shall be continuous without lapse or downgrade, as a condition of this Note. Failure to comply with the provisions of this paragraph shall constitute an Event of Default of this Note.

13. NOTICES. Notices to be given hereunder shall be in writing and shall be deemed to have been sufficiently given if delivered personally or sent by overnight courier, or by facsimile or other electronic transmission (e.g., email) return receipt/or confirmation of receipt requested. Notice shall be deemed to have been received on the date and time of personal or overnight delivery or facsimile transmission if received during normal business hours of the recipient; if not, then on the next business day.

Notices to the Company shall be sent to: Rocky Mountain High Brands Inc.

9101 LBJ FWY

Suite 200

Dallas, TX 75243

ATTN: Jerry Grisaffi, Founder, Secretary and Treasurer

Notices to the Holder shall be sent to: Roy Meadows

207 Jasmine Lane

Longwood, FL 32779

Facsimile No.: (407) 875-0123

14. REPRESENTATIONS AND WARRANTIES. The Company hereby makes the following representations and warranties to the Holder:

(a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.

(b) Authorization: Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Note and to issue and sell this Note. The execution, delivery and performance of this Note by the Company, and the consummation by it of the Transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action. This Note, when executed and delivered, will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors, rights and remedies or by other equitable principles of general application.

(c) Disclosure. Neither this Note nor any other document, certificate or instrument furnished to the Holder by or on behalf of the Company is connection with the transactions contemplated by this note contains any untrue statement of a material fact, or omits to sate a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

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(d) Non-contravention. The execution and delivery by the Company of this Note and the issuance of the securities, and the consummation by the Company of the other transactions contemplated hereby and thereby, do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default (or an event which, with notice lapse of time or both, would constitute a default) under (i) the Articles of Incorporation nor Bylaws of the Company or its subsidiaries or (ii) any indenture, mortgage, deed or trust or other material agreement or instrument to which the Company or its subsidiaries is a party or by which its properties or assets are bound, or any law, rule, regulation, decree judgment or order of any court or public or governmental authorities having jurisdiction over the Company or its subsidiaries or any of the Company’s or its subsidiaries’ properties or assets, except as to (i) above such conflict, breach or default which would not have a Material Adverse Effect defined as “Any change in or effect on the business of the Company that, individually or in the aggregate (taking into account al other changes or effects) is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, financial condition or results of operations of the Company, taken as a whole, except to the extent any such change or effect results from or is attributable to changes in general economic conditions or changes affecting the industry generally in which the Company operates (provided that such changes do not affect the Company in a materially disproportionate manner).”

(e) Absence of Certain Changes. In the past three (3) months prior to the Effective Date, no change, event or development has occurred in the business, financial condition, prospects or results of operations of the Company, and there has not existed any condition having or reasonably likely to have a Material Adverse Effect.

(f) Full Disclosure. There is no fact known to the Company other than general economic or industry conditions known to the public generally) that has not been fully disclosed in writing to the Holder that (i) reasonably could be expected to have a Material Adverse Effect or (ii) reasonably could be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Note.

(g) Absence of Litigation. There is no action, suit, claim, proceeding, inquiry or investigation pending or, to the Company’s knowledge, threatened by or before any court or public or governmental authority which, if determined adversely to the Company or any of its subsidiaries, would have a Material Adverse Effect.

(h) Absence of Events of Default. No “Event of Default” (as defined in any agreement or instrument to which the Company or any of its subsidiaries is a party) and no event which, with notice, lapse of time or both, would constitute an Event of Default (as so defined), has occurred and is continuing, which could have a Material Adverse Effect.

(i) Financial Statements: No Undisclosed Liabilities. If requested by the Holder, the Company has delivered to the Holder true and complete copies of its most recent balance sheet and the related statements of operations and cash flows including the related notes and schedules thereto (collectively, the “Financial Statements”). At all times, the Company shall provide the Holder with access to the books and records of the Company on a timely basis, and failure to provide said access may be deemed by the Holder, in his sole judgment, as an Event of Default (Cf. Section11). undertakings hereunder, and shall not limit any Holder’s ability to rely thereon;

(j) Shareholder. DTC-NOBO Lists. If requested by the Holder, the Company shall deliver to the Holder upon his demand and within a timeframe defined by the Holder, true and complete copies of its most recent Shareholder List and/or its most recent DTC and NOBO List. Failure by the Company to comply with the conditions of this subsection 14 (j) shall be a default of this Note.

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(k) Compliance with Laws: Permits. The Company is in compliance with all laws, rules, regulations, codes, ordinances and statutes (collectively, "Laws") applicable to it or to the conduct of its business, except for such non-compliance which would not have a Material Adverse Effect. The Company possesses all permits, approvals, authorizations, licenses, and certificates necessary to conduct its business, except for those the absence of which would not have a Material Adverse Effect.

(l) Insurance. The Company shall maintain property and casualty, general liability workers compensation, environmental hazard, personal injury and other similar types of insurance with financially sound and reputable insurers that is adequate, consistent with industry standards and the Company's historical claims and the Company is not threatened by any insurer (that has issued any insurance policy to the Company) that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy presently in force.

(m) Tax Liabilities. No Claim has been made by any taxing authority in any jurisdiction that the Company does or does not file tax returns or that the Company is or might be subject to taxation by that jurisdiction. There are no foreign, federal, state or local tax audits or administrative or judicial proceedings pending or being conducted with respect to the Company; no information related to tax matters has been requested by any foreign, federal state or local taxing authority; and, except as disclosed above, no written notice indicating an intent to open an audit or other review has been received by the Company form any foreign, federal, state or local taxing authority. There are no material un-resolved questions or claims concerning the Company's tax liability. The Company has not executed or entered into a closing agreement pursuant to section 712 of the Internal Revenue Code or any predecessor provision thereof or any similar provision of state, local or foreign law and has not agreed nor is required to make any adjustments, pursuant to section 481(a) of the Internal Revenue Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company. The Company does not have any knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company. The Company has not been a United States real property holding corporation within the meaning of section 897 (c) (2) of the Internal Revenue Code during the applicable period specified in section 897 (c)(l)(A)(ii) of the Internal Revenue Code.

15. REPRESENTATIONS AND WARRRANTIES OF THE HOLDER. The Holder hereby represents and warrants to the Company that:

(a) the Holder is an "accredited investor" within the meaning of Rule 501 (a)(l)-(4),(7) and/or (8) under the Securities Act and the securities to be acquired by it upon Conversion of the Note (the "Securities") will be acquired for its own account and, as of the date hereof, not with a view toward, or for sale in connection with, any distribution thereof except in compliance with applicable United States federal and state securities law; provided that the disposition of the Holder's property shall at all times be and remain within its control;

(b) the Holder represents that (i) he is not in fact acting only as agent for another Holder (ii) that he is not a financial institution or other institutional Investor, and (iii) he is acting for his own account or as a bona fide trustee for a trust organized and existing other than for the purpose of acquiring the Securities;

(c) if the Holder is a corporation or a partnership, the execution, delivery and performance of this Note and the acquisition of the Securities pursuant hereto are within the Holder's corporate 01· partnership powers, as applicable, and have been duly and validly authorized by all requisite corporate or partnership actions;

(d) this Note has been duly executed and delivered by the Holder;

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(e) the execution and delivery by the Holder of this Note does not, and the consummation of the transactions contemplated hereby and thereby will not, contra verse or constitute a default under or violation of (i) any provision of applicable law or regulation, 01·(ii) any agreement, judgment, injunction, order, decree or other instrument binding upon such Holder;

(f) such Holder understands that this Note has not been registered under the Securities Act, or qualified under the securities law of any state, on the grounds, among others, that no distribution or public offering of the Securities is to be effected and the Securities will be issued by the Company in connection with a transaction that does not involve any public offering within the meaning the Act, and under any applicable state blue sky authority. The Holder understands that the Company is relying in part on the Holder's representations as set forth herein for purposes of claiming such exemptions and that the basis for such exemptions may not be present if, notwithstanding the Holder's representations, the Holder has in mind merely acquiring the Securities for resale on the occurrence or non-occurrence of some predetermined event. The Holder has no such present intention;

(g) this Note constitutes a valid and binding agreement of the Holder enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency or similar laws affecting the enforceability of creditors rights generally and (ii) equitable principles of general applicability;

(h) the Holder has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities and the Holder is capable of bearing the economic risks of such investment;

(i) the Holder is knowledgeable, sophisticated and experienced in business and financial matters; the Holder has previously invested in securities similar to the Securities and fully understands the limitations on transfer described herein; the Holder has been afforded access to information about the Company and the financial condition, results of operations, property, management and prospects of the Company sufficient to enable it to evaluate its investment in the Securities; the Holder has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers :from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and the risks of investing in the Securities; and the Holder has been afforded the opportunity to obtain such additional information which the Company possesses or can acquire that is necessary to verify the accuracy and completeness of the information given to the Holder concerning the Company. The forgoing does not in any way relieve the Company of its representations and other undertakings hereunder, and shall not limit any Holders ability to rely thereon; and

(j) no part of the source of funds used by the Holder to acquire the Securities constitutes assets allocated to any separate account maintained by the Holder in which any employee benefit plan (or its related trust) has any interest.

16. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. The Company consents to the jurisdiction of the courts of the State of Florida and of any state and federal court located in the County of Seminole, Florida.

17. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS MADE IN AND TO BE PERFORMED ENTIRELY THEREIN, WITHOUT GIVING EFFECT TO THE RULES OR PRINCIPLES OF CONFLICTS OF LAW.

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18. ATTORNEYS FEES. In the event the Holder hereof shall refer this Note to an attorney to enforce the terms hereof, the Company agrees to pay all the costs and expenses incurred in attempting or effecting the enforcement of the Holder’s rights, whether or not suit is instituted, including reasonable attorney’s or paralegals’ fees and costs through and including all trial and appellate levels and post-judgment proceedings and enforcements.

19. CONFORMITY WITH LAW. It is the intention of the Company and of the Holder to conform strictly to applicable usury and similar laws. Accordingly, notwithstanding anything to the contrary in this Note, it is agreed that the aggregate of all charges which constitute interest under applicable usury and similar laws that are contracted for, chargeable or receivable under or in respect of this Note, shall under no circumstances exceed the maximum amount of interest permitted by such laws, and any excess, whether occasioned by acceleration or maturity of this Note or otherwise, shall be canceled automatically, and if theretofore paid, shall be either refunded to the Company or be credited on the principal amount of this Note.

20. DISPUTES/ARBITRATION. It is the intention of the Company and the Holder that before filing a lawsuit, all controversies, disputes and claims of any type between the Holder and the Company connected to this Note, or the breach thereof, will be resolved by binding Arbitration per the provisions of the Florida Arbitration Code, Chapter 682, Florida Statutes except as otherwise provided herein (the “Arbitration”). Such Arbitration shall be governed per the terms and conditions of Annex 3 attached hereto.

21. EFFECTIVENESS OF CONSTRUCTION. Wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law and in such a way as to, as closely as possible, achieve the intended economic effect of such provision and this agreement as a whole, but if any provision contained herein is, for any reason, held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such provision or any other provision hereof, unless such a construction would be unreasonable.

22. WAIVERS. All waivers must be in writing by the Holder. Any waiver or failure to enforce any provision of this Note on one occasion will not be deemed a waiver of any other provision or of such provision on any other occasion.

23. CAPTIONS; NO STRICT CONSTUCTION. All captions, headings, paragraph and subparagraph numbers and letters are solely for reference purposes and shall not be deemed to be supplementing, limiting or otherwise varying the text of this Note. The language used in this Note will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

24. COUNTERPARTS. This Note may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. The parties hereto agree that this Note, agreements ancillary to it, and related documents to be entered into connection with this No will be considered signed when the signature of a party is delivered by facsimile transmission, or an electronic copy of this Note is delivered bearing electronic signatures of the parties thereto. Such facsimile of electronic signature shall be treated in all respects as having the same effect as an original signature.

25. FURTHER ASSURANCES. The Company, its officers, directors and majority shareholders hereto shall cooperate with one another at reasonable times and on reasonable conditions and shall promptly execute and deliver any and all instruments and documents requested by the Holder as may be reasonable necessary in order to fully carry out the intent and purposes of this Note as contemplated by the Holder at any time prior to full repayment of the principal, interest, fees and penalties due under this Note.

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26. AUTHORITY TO BIND. A Responsible officer of the company has read and understands the contents of this Note and is empowered and duly authorized on behalf of the Company and its Board of Directors to execute it, and bind the Company to it.

27. REMEDIES. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder by vitiating the intent and purpose of the transaction contemplated hereby. According, the Company acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

28. ACCESS TO TRANSFER AGENT. So long as any amount under this Note remains outstanding, including principal, interest, fees or penalties, the Holder shall have the right to request from the transfer agent of the Company the share structure of the Company, including but not limited to, the amount of authorized common stock, the amount of common stock issued and outstanding, the amount of unrestricted common stock, the amount of common stock deposited with Cede & Co., and the amount and classes of preferred stock (the “Share Structure”). Within three (3) business days following the Effective Date, the Company shall issue a written letter to its transfer agent duly authorizing the transfer agent, for as long as any amount under this Note remains outstanding, including principal, interest, fees or penalties, to release in writing any and all information about the Company’s Share Structure to the holder within not more than one business day from any such written request from the Holder, his representatives, agents, affiliates, successors or assigns (whether such request be by e-mail, text, fax or hardcopy letter). Any and all costs, if any, associated with the release of such Share Structure information by the transfer agent to the Holder shall be at the expense of the Company.

IN WITNESS WHEREOF, the below parties signed and sealed this Note as of the Effective Date.

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EXHIBIT A

Rocky Mountain High Brands Inc.

Roy Meadows

Schedule of Loan Advances (Additional Sheets may be Attached if Necessary) including amounts advanced under the Original Note and 2014 Amended & Restated Note.

Date of Loan Advance	Amount of Loan Advance	Total of all Loan Advances Owed by Company (Excluding Interest and Fees)	Initials of Authorized Company Representative	Initials of Holder or Authorized Representative
October 13, 2015	$100,000.00	$100,000.00

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EXHIBIT B

CONVERSION NOTICE

To: Rocky Mountain High Inc.

The undersigned hereby irrevocably elects to exercise the right, represented by that certain Demand Convertible Promissory Note dated October 13, 2015 (the “Note”), a copy of which is attached hereto, to convert ____________________ in outstanding principal amount, and _________________ in accrued but unpaid interest on the Note into ________________________________ shares of common stock (the “Shares”) of Rocky Mountain High Brands, Inc. (the “Company”). The undersigned requests that certificates for such Shares be issued in the following names and quantities:

Dated: ______________________________, 20_____:

Roy Meadows:

By: _________________________________________

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ANNEX 1

(“Unanimous Board Consent” to be attached

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ANNEX 2

List of Conversions

Conversion Date	Price Per Share	Number of Shares	Amount Converted	Holder

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ANNEX 3

DISPUTES/ARBITRATION

Before filing a lawsuit, all controversies, disputes and claims of any type between the Holder and the Company to this Agreement and including all matters arising relating to this Note or the breach thereof will be resolved by binding Arbitration by the majority vote of a three-person Arbitration Panel consisting of a Neutral Arbitrator and a Party Advocate Arbitrator appointed by each side according to the following procedure:

(a) Arbitration will be governed by the provisions of the Florida Arbitration Code, Chapter 682, Florida Statues, except as otherwise provided herein:

(b) The party initiating Arbitration (“Claimant”) shall place an ad (the “Ad”) in the Orlando Sentinel, other local newspaper and/or “Craig’s List”, soliciting responses for, “An arbitrator experienced in mediation, arbitration or managing business affairs to settle disputes for $65.00/hr. Reply to (insert Claimant’s address) or Fax (insert Claimant’s Fax number” and proceed to have the Neutral Arbitrator selected as set forth below in the paragraph “SELECTION FOR THE NEUTRAL ARBITRATOR”;

(c) Claimant shall give written notice of its “Arbitration Claim” to the other party (“Respondent”), which shall state the nature of the dispute, the amount involved, the remedies sought and the name, address and telephone number of the person designated as the Claimant’s Advocate Arbitrator. Once the Neutral Arbitrator is selected as outlined below, the proposed date, time and location of the Pre-Arbitration Conference shall be selected by the Claimant, such date, time and location shall be at least 21 days but not more than 32 days from the date the Arbitration Claim was sent (not delivered) to the Respondent’s address.

(d) Respondent shall to be deemed to have automatically denied the Arbitration Claim. Respondent shall provide written notice to Claimant of the name, address and telephone number of its Party Advocate Arbitrator and shall state any Counter-Arbitration Claims it has by stating the nature of the dispute, the amount involved and the remedies sought. This notice shall be given at least 10 days prior to the date selected for the Pre-Arbitration Conference. If Respondent fails to timely name an Advocate Arbitrator, then the Arbitration shall be conducted by the Neutral Arbitrator and the Claimant’s Advocate Arbitrator.

(e) Notices to institute an Arbitration proceeding shall be sent in accordance with the “Notices” provision herein or such other address as subsequently designated in and Arbitration Claim or Counter-Arbitration Claim. If any attorney appears on behalf of any party, notices shall thereafter be sent to such attorney.

(f) The parties may designate anyone as a Party Advocate Arbitrator including employees, relatives and closely associated persons except they that not designate an owner, officer or member of the Board of Directors of a party or a person that has attended more than one year of law school or has been an attorney anywhere. The parties may be represented by licensed attorneys in the Arbitration but none of the Arbitrators may be an attorney or have attended more than one year of law school.

(g) The Pre-Arbitration Conference and Arbitration Hearings will be help at a location and time as designated by the Holder. In the event that the Company wishes to institute Arbitration as a Claimant, then notice shall be given by the Holder who shall cooperate in designating the location and time of the Pre-Arbitration Conference. The Pre-Arbitration Conference may be conducted by conference telephone call if the parties and the arbitrators concur.

(h) The Pre-Arbitration Conference shall be held at least 21 days from the date of the sending of the Arbitration Claim. The Arbitration Hearing shall be held within at least 14 days after but no more than 24 days after the Pre-Arbitration Conference at a date and time set by the Arbitrators unless they extend the time based upon a determination of good cause. However, in no event shall the Arbitration Hearing be held more than 30 days after the Pre-Arbitration Conference unless both parties agree. At the Pre-Arbitration Conference, the Arbitrators shall each take an oath that they meet the requirements detailed in this Agreement. At the Pre-Arbitration Conference, a copy of the Arbitration Claim and Counter-Arbitration claims shall be given to the Neutral Arbitrator. Within 10 days after the Pre-Arbitration Conference, each side shall give written notice of the name and address of each witness it intends to call, a list of exhibits and a copy of each exhibit. This disclosure may be supplemented only upon a showing of good reason to the Arbitrators.

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(i) The Neutral Arbitrator shall chair the Pre-Arbitration Conference and the Arbitration Hearing. All decisions of the Arbitration Panel shall be decided by majority vote of the Arbitrators. The Arbitrators’ Award must be rendered within 2 days after the Arbitration Hearing and summarize each claim or point submitted to Arbitration, the Award for that claim or point and the basis for the Arbitrator’s Award. The Award must be based on, and conform, to, the terms of this Note and award damages only as provided herein, however, the Arbitrators may not award punitive damages. The Award shall be sent by certified mail to the parties. If the Arbitration Award does not comply with the preceding provisions, it will be deemed invalid, and either party may, within 90 days of the delivery to that party of al copy of the original award, re-initiate Arbitration of the same claims, issues and disputes, with each party selecting a new Advocate Arbitrator other than his original designee, and a new Neutral Arbitrator selected. If the Neutral Arbitrator does not comply with this clause, the fee to them shall not be paid or due.

(j) Provided the Award complies herewith, it will be final, conclusive and binding on the parties, subject only to the limited judicial review permitted under the Florida Arbitration Code.

(k) Venue for all lawsuits will lie in the County and Circuit Courts of Seminole County.

(l) The provisions of this Section may not be waived by the Company without the express written consent of the Holder.

(m) In the event a party files a lawsuit prior to filing Arbitration, the other part shall recover attorney fees incurred as a result of that action if the court orders Arbitration. The Arbitrators shall determine the amount of attorney fees.

(n) The Arbitrators may order that depositions be allowed or documents produced on matters concerning the arbitration only upon a showing of good cause. Any order allowing depositions shall set limit the number of depositions and establish a time limit for each deposition. The Arbitrators shall consider failure to abide by their orders in reaching a decision.

(o) No class action lawsuit may be filed using the arbitration provision. If a party has several contracts or related claims, the Arbitration Claims by be consolidated into one Arbitration.

(p) Each side shall pay one-half of the Neutral Arbitrator’s fee and may be required to pay an estimated fee prior to the Pre-Arbitration Conference. If a party fails to pay the Neutral Arbitrator’s fee as ordered at the Pre-Arbitration Conference, then that party waives the right to present evidence and argument at the Arbitration Hearing. The Award may award the cost of the Neutral Arbitrator to be paid by the party the Arbitrator determines prevails at the Arbitration Hearing. Each side shall pay for their own Advocate Arbitrator, their own experts and any attorneys which represent them in Arbitration.

(q) The parties agree that no attorney may be awarded by the courts or Arbitrators for representation in the Arbitration except the courts shall award attorney fees for the confirmation, enforcement and collection of the Arbitration Award.

(r) Provided the award complies with the terms of this agreement and Note, the award will be final, conclusive and binding on the parties’ subject only to the limited judicial review permitted in the Florida Arbitration Code.

(s) Each Party waives the right to a jury trial.

(t) The terms and conditions of this Section will survive any cancellation, default or any other termination of this Note.

(u) No punitive damages may be awarded in any arbitration unless both parties agree to add its consideration in this arbitration. If the parties do not agree to arbitrate punitive damages and if punitive damages are provided for by law, then separate suit must be filed to determine those damages if any.

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SELECTION OF THE NEUTRAL ARBITRATOR Either party may run the Ad. The parties will meet at the location and time designated by the Holder to select the arbitrator as soon as at least six responses have been received from the Ad. If a party does not attend the meeting to select the Neutral Arbitrator, then the other party shall proceed by following the provisions for selecting the Neutral Arbitrator that follow. The earliest postmarked letter or dated fax will become the Neutral Arbitrator unless challenged by either party as having prior relations with the other party or knowing the other party or unless the parties agree to a different arbitrator. For letters or faxes with the same date the first letter or first and second letter if necessary of the applicant for arbitrator’s last name sorted from “a” first will determine the order of consideration. If the arbitrator is objected to, the reason must be stated and supported by fact. Grounds shall only be the other party has a relationship with the arbitrator or the objector has had a conflict with the arbitrator in the past. Other than that each party may object as to qualifications to any two applicants submitted for all of the lists submitted at all meetings in total. If no support to an objection is presented the arbitration shall proceed with the first arbitrator fulfilling the preceding conditions. No Neutral Arbitrator may be selected that knows either party or the other arbitrators except through prior arbitration proceedings as an arbitrator. If no one can be picked from the first group of responses, a second group may be presented after running similar ads are run for more candidates; such ads may continue until an arbitrator is selected if the parties agree to run them beyond two times. No more than two objections as to qualifications for each party will be allowed for all applications. If no arbitrator is able to be selected, a suit may be filed concerning the case and the court petitioned to appoint the arbitrator from the same lists, unless one of the parties can establish by clear and convincing evidence that there is no one on the list who can qualify as a Neutral Arbitrator in which case the Ad will be rerun for a new list. If the court appoints an arbitrator, he or she shall meet the requirements as outlined in this paragraph as to experience and conflicts with the parties. All the other terms and conditions of this Section and Note shall remain in full force and effect and the arbitration shall be conducted under the format and conditions listed herein. Once the Neutral Arbitrator is selected the pre arbitration meeting will be scheduled per the preceding requirements cited in this Section. The Neutral Arbitrator will:

(i)	Be experienced in mediation, arbitration, or managing business affairs;
(ii)	not be a present or previous employee of either party or have any personal or professional relationship with either party or either arbitrator other than as a neutral arbitrator, and have no personal or private conflict with either of the parties;
(iii)	not have any personal interest in, or knowledge of, the case; (iv) have merely answered the Ad for experienced arbitrators and furnished a resume; (v) taken an oath to: 1. “have read the terms of this Section and Note and to follow the terms therein and to not award any remedy not provided for in the terms of this Note, and to state that there are not terms in this agreement that they will not be able to follow and enforce; 2. Affirm clause (ii) above”;
(iv)	have answered an ad similar to the Ad. The arbitrator shall be paid the hourly fee of $65.00 for actual time in arbitration, plus actual time while meeting with other arbitrators to render a decision plus two hours travel for the trip to the pre arbitration meeting and the arbitration meeting (total of two meetings) including travel allowance.
(v)	Only discuss this case with all the other arbitrators present. Reach a decision with a majority if possible and not adjourn a meeting unless a decision has been reached or a new time to meet has been agreed upon by all arbitrators unless an arbitrator refuses to meet at reasonable times. Meet only at the designated place as specified in the arbitration notice. Bill for the time traveling to and from the meeting and in meetings and no other time and arrive at the award and have the award typed with all the other arbitrators present and signed by them within 48 hours of the last agreed on meeting of the arbitrators.
(vi)	be competent, conscientious and impartial and be open to questions posed by the parties to ascertain the neutral qualifies prior to beginning the actual arbitration. The fact an arbitrator has previously acted as a neutral arbitrator in proceedings to which either claimant or respondent was a party, or received compensation from either claimant or respondent in connection with any previous arbitration will not disqualify the arbitrator from serving as a neutral arbitrator but the neutral cannot have had any association with any of the other arbitrators prior to the arbitration except in prior arbitrations for either party and must disclose those. Neither party including the advocate arbitrators may contact the neutral arbitrator except by fax or email to determine qualifications and to set the time and date of the arbitration and any other necessary discussions as to the mechanics of the arbitration including the proposed oath and to furnish a copy of this contract but in no event as to any details of what is being arbitrated or changing the conditions of the arbitration and may only discuss the case with all arbitrators present at the place of arbitration.

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ANNEX 4

GUARANTY AND SECURITY AGREEMENT

THIS AGREEMENT (this “Agreement”) dated as of October 15, 2015 (the “Effective Date”) is by and among on the one hand, jointly and severally, Rocky Mountain High Inc. located at 9101 LBJ Freeway, Dallas, Texas 75243 (the “Company”), and jointly and severally, __________________________________________________________________________ (the “Guarantors”), and on the other hand, ROY MEADOWS, an individual, residing at 207 Jasmine Road, Longwood, Florida 32779 (the “Holder”).

RECITALS

WHEREAS, the Guarantors desire for the Holder to advance funds to the Company in connection with the terms and conditions of that certain Demand Convertible Promissory Note, dated October 13, 2015 in the original principal amount of up to $500,000.00, (the “Note”);

WHEREAS, to induce Holder to execute this Agreement and accept the Note, the Guarantors have agreed to guarantee the repayment of the funds advanced under said Note, including principal and accrued and unpaid interest (collectively, the “Indebtedness”) on the terms and conditions herein set forth, and to pledge or cause to be pledged Collateral (as hereinafter defined) upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

DEFAULT

The Company hereby agrees to make all payments on the Note under the terms and conditions thereto, including accrued and unpaid interest. Unless waived by Holder, and under the terms and conditions of the Note, including, but not limited to, Section 11, “Default”, if any payment is not made by the Company when due, the Note shall be deemed in default by the Holder without written notice thereof to the Company or the Guarantors.

GUARANTY

This Guaranty is an irrevocable guarantee of payment of the Note jointly and severally by the Company and the Guarantors. The Holder shall be entitled to take any action against Company, Guarantors, or any other person or entity that it may elect with respect to any collateral or security interest that Holder is herein granted for any or all of the Indebtedness, in any order it so chooses, or concurrently in its sole discretion, as Holder may elect; and it shall not be necessary for the enforcement of this Guaranty that Holder first pursue or exhaust any right or remedy against or with respect to any of the foregoing before electing another such right or remedy.

This Guaranty shall be an absolute, unconditional, irrevocable and continuing inexhaustible Guaranty without limitation as to amount or duration. The obligations of Guarantors hereunder shall be absolute and unconditional irrespective of the validity, regularity or enforceability of all or any of the Company’s obligations and any other agreement or instrument relating to the Indebtedness, or any defect with respect thereto, or the existence, value or condition of any collateral or security for any or all of the Indebtedness, or any other circumstances which might otherwise constitute a legal or equitable discharge of a surety or guarantor, it being agreed that the obligations of Guarantors hereunder shall not be discharged except by payment as provided in the Note or herein.

Without limiting the generality of the preceding paragraph, Guarantors hereby consent and agree that at any time and from time to time:

(a)	The time, manner, place and/or terms of payment of all or any of the Indebtedness may be extended or changed;
(b)	The time for the performance by Company of or compliance with any term, condition or agreement on its part to be performed or observed under the Company’s obligations or any other agreement or instrument relating to the Indebtedness may be extended, or such performance or compliance waived, or failure in or departure from each performance or compliance to; and,
(c)	The Company’s obligation and/or any other agreement or instrument relating to the Indebtedness, or any terms thereof, may be amended or modified in any respect (including without limitation the provisions with respect to the interest payable under the Company’s obligations) only with the written consent of the Holder.

This Guaranty shall continue in full force and effect notwithstanding any insolvency or bankruptcy of Company or the Guarantors. Neither the Guarantors’ obligation to pay and perform in accordance with the terms of this Guaranty, nor any remedy for the enforcement hereof nor the amount of the Indebtedness shall be impaired, modified, changed, stayed, released or limited in any manner whatsoever by any impairment, modification, change, discharge, release, limitation or stay of the Indebtedness or the obligations of the Company or its estate in bankruptcy or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the Bankruptcy Code of the United States or other statute, state, federal or foreign, or from the decision of any court interpreting any of the same, and the Guarantors shall be obligated under this Guaranty and the amount of the Indebtedness shall for the purposes of this Guaranty be determined as if no such impairment, stay, modification, change, discharge, release or limitation had occurred.

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This Guaranty shall remain in full force and effect or shall be automatically reinstated, as the case may be, without any further action on the part of the Holder, in the event that the Holder is required, in any bankruptcy, insolvency, reorganization or other proceeding involving the Company, to return or rescind any payment made to or value received by the Holder from or for the account of the Company on account of the Indebtedness, all as though such payment had not been made or such value had not be received. This paragraph shall remain in full force and effect notwithstanding any termination of this Guaranty or release by the Holder of the Guarantors unless the paragraph is terminated by a written instrument that includes specific reference to this paragraph.

No failure or delay on the part of the Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any future exercise thereof or the exercise of any other right, power or remedy hereunder. No amendment, modification, termination or waiver of any provision of the Guaranty, nor consent to any departure Guarantors there from, shall in any event be effective unless the same shall be in writing and executed by Holder, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notice to or demand on Guarantors in any case shall entitle Guarantors to any other or future notice or demand in similar or other circumstances.

SECURITY

Grant of Security Interest. The Company and the Guarantors hereby pledge to the Holder, for their benefit and as agent for Holder, a lien and security interest (collectively referred to as the “Security Interest”) in the Collateral, as hereinafter defined, as security for the payment and performance of: (a) all present and future Indebtedness of the Company to the Holder; (b) all obligations of the Company and rights of the Holder under this Agreement; and (c) all present and future obligations of the Company to the Holder of other kinds. The Holder shall also have security interest in all claims that the Company may have against any Person or Entity, regardless of the nature of such claims. Description of “Collateral”:

At the Holder’s sole option, in his sole discretion and judgment, whereby the Holder will provide such instruction to the Company and the Guarantors in writing, the Company shall file within ten (10) business days of receipt of such instruction from the Holder, one or more UCC-1 Financing Statement for the sole benefit of the Holder against the Collateral (the “UCC-1 Filings”). The Company agrees to have its attorney prepare such UCC-1 Filings which shall be reviewed in form and content by the Holder or his representatives or agents prior to the Company having it filed in the appropriate venues. The Company agrees to pay all fees, including, but not limited to, attorney and paralegal fees and expenses, connected with the UCC-1 Filings, and will provide the Holder with proof of the UCC-1 Filings and payment thereof, to its sole satisfaction, within twenty-one (21) business days of the signing of this Agreement. Failure to provide satisfactory proof of the UCC-1 Filings and payments thereof, shall constitute an event of default of the Note. For the duration of the Note, the Company shall be responsible for updating and maintaining the UCC-1 Filings as required by law, but not less than every six (6) months, and for filing any and all appropriate continuation statements of the UCC-1 Filings with the appropriate authorities as may be required for the UCC Filings full effectiveness in law.

The Company understands that it may not use the Collateral to secure any additional agreements, security or otherwise, and that any release of any or all of the Collateral for securing other agreements is at the sole option of the Holder.

Company and Guarantors acknowledge that the Note shall be considered senior indebtedness of the Company and that the Holder has first priority in payment of the Note over any and all other creditors as allowable by law, whether in cash or seizure of Collateral, and as such this Note cannot and shall not be subordinated to any other debt or financing instrument, including debt held by a bank, subsequent or already existing, without the express written consent of the Holder. That the Note is such senior indebtedness of the Company shall be stated prominently in any UCC-1 Filings. Failure by the Company to adhere to the preceding provisions of this paragraph shall be an Event of Default of the Note as therein defined.

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Guarantors hereby acknowledge and agree that this is a continuing Guaranty and shall remain in full force and effect until the indefeasible payment in full of all then outstanding Indebtedness.

The invalidity or unenforceability of any provision of this Guaranty shall in no way affect the validity or enforceability of any other provisions hereof.

This instrument shall be binding upon Guarantors, it successors and assigns and shall insure to the benefit of any subsequent holder of the Company’s obligations, at the Holder’s sole discretion. This Guaranty shall be governed by and construed in accordance with the internal laws of the State of Florida without giving effect to principles of conflict of laws. The parties hereto agree that any action brought to enforce the terms of this Agreement will be brought in the appropriate federal or state court having jurisdiction over Seminole County, Florida.

In the event the Holder hereof shall refer this Agreement to an attorney to enforce the terms hereof, the Company and Guarantors, jointly and severally, agree to pay all the costs and expenses incurred in attempting or effecting the enforcement of the Holder’s rights, whether or not suit is instituted, including reasonable attorney’s and paralegals’ fees and costs through and including all trial and appellate levels and post-judgment proceedings and enforcements.

THE COMPANY AND GUARANTOR JOINTLY AND SEVERALLY HEREBY WAIVE ANY AND ALL RIGHTS THAT THEY MAY NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR ANY STATE TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING EITHER DIRECTLY OR INDIRECTLY IN ANY HOLDER OR EACH ONE’S HEIRS, LEGAL PREPRESENTATIVES, SUCCESSORS AND ASSIGNS, OUT OF OR IN ANY WAY CONNECTED WITH THIS GUARANTY AND ANY OTHER DOCUMENTS EXECTUED IN CONNECTION HEREWITH. IT IS INTENDED THAT SAID WAIVER BY THE COMPANY HE GUARANTOR, JOINTLY AND SEVERALLY, SHALL APPLY TO ANY AND ALL DEFENSES, RIGHTS, AND/OR COUNTERCLAIMS IN ANY ACTION OR PROCEEDING.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the Effective Date.

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